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                             SUBSCRIPTION AGREEMENT

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                              _______________, 2003









Board of Directors
Cemreil Group, Inc.
5556 Vesel Court
Freeland, Washington  98249

Dear Mr. Weisz and Ms. Rhoads:

     In connection with your offer and my purchase of _______ shares of common stock, as described in the Prospectus to which this Subscription Agreement is attached, of Cemreil Group, Inc., a Colorado corporation, at a subscription price of $2.00 per share (for an aggregate purchase price payable by me of $___________), I hereby represent, warrant, covenant and agree with you that at the time of such offer and purchase and as of the date of this Subscription
Agreement:

     1.   I am over the age of twenty-one years.

     2. I represent and warrant that I am a resident of the state in which this offer is made insofar as I occupy a dwelling within the state and I intend to remain within the state for an indefinite period of time. Further, if the undersigned is not a resident of the state in which the offer is made, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

     3. I have received the Prospectus of Cemreil Group, delivery of which by you to me has preceded the closing under this Subscription Agreement and my purchase of the shares.

     The subscription made by this Subscription Agreement is subject to acceptance by Cemreil Group in its sole discretion; which acceptance shall be evidenced by Cemreil Group's signing and delivering to me at the address set forth on the signature page hereof a fully-executed counterpart of this Subscription Agreement. In the event that Cemreil Group shall reject my subscription, the purchase price for the shares shall be refunded promptly to me without interest or deduction.

Attached to and incorporated in that certain Subscription Agreement attached to that certain Prospectus of Cemreil Group, Inc.


                                           Very truly yours,

Individuals execute below:                 Corporations, partnerships, trusts
                                           and other entities execute below:




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     Name (please type or print)                Name (please type or print)



                                           By:
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             (Signature)                       (Signature of authorized officer,
                                               partner or trustee)



                                           Attest:
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     Name (please type or print)                           (Signature)



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             (Signature)                                 (Address)



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              (Address)                                  (Address)



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          (Home Telephone)                      (Tax Identification Number)

Attached to and incorporated in that certain Subscription Agreement attached to that certain Prospectus of Cemreil Group, Inc.

Individuals execute below:



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         (Office Telephone)



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      (Social Security Number)


ACCEPTED this ___ day of _________, 2003.

                                                  CEMREIL GROUP, INC.


                                                  By: __________________________
                                                      Mr. David Weisz, President

                                                  ATTEST:



                                                  ------------------------------
                                                           (Signature)